Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, Christine A. Leahy, the chief executive officer of CDW Corporation ("CDW"), certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2024 (the "10-K") of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-K fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ Christine A. Leahy
Christine A. Leahy
Chair, President and Chief Executive Officer
CDW Corporation
February 21, 2025